Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for
Tender of New York Registry Shares
of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
in exchange for
Class A American Depositary Shares
of
Royal Dutch Shell plc

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 18, 2005, UNLESS THE OFFER IS EXTENDED.

      As set forth in the Prospectus (as defined below) under “THE OFFER — Guaranteed Delivery Procedures”, this form or one substantially equivalent hereto must be used to accept the offer if (i) certificates representing Royal Dutch ordinary shares in New York registry form (“Royal Dutch NY Registry Shares”), of Royal Dutch Petroleum Company, a company organized under the laws of The Netherlands (“Royal Dutch”), are not immediately available (ii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis or (iii) time will not permit all required documents to reach JPMorgan Chase Bank, N.A., as the U.S. exchange agent, prior to the expiration date of the offer. This form may be delivered by hand to the U.S. exchange agent or transmitted by telegram, facsimile transmission or mailed to the U.S. exchange agent and must include a guarantee by an “eligible institution” (as defined in “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus). See “THE OFFER — Guaranteed Delivery Procedures” in the Prospectus.

The Depositary for the Offer is:

JPMorgan Chase Bank, N.A.

By Mail:	By Hand or Overnight Delivery:
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Attn: Equiserve Corporate Reorganization	Attn: Equiserve Corporate Reorganization
P.O. Box 859208	161 Bay State Road
Braintree, MA 02185-9208	Braintree, MA 02184

By Facsimile Transmission:

(For Eligible Institutions Only)
1 (781) 380-3388
Confirmation Receipt of Facsimile by Telephone Only:
1 (781) 843-1833 ext 200

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby tenders to Royal Dutch Shell plc, a company incorporated in England and Wales, upon the terms and subject to the conditions set forth in the Prospectus dated May [●], 2005 (the “Prospectus”) and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Royal Dutch NY Registry Shares set forth below, all pursuant to “THE OFFER — Guaranteed Delivery Procedures” of the Prospectus.

Name(s) of Record Holder(s)

Please Print

Address(es)

Zip Code

Daytime Area Code and Tel. No.

Signature

Number of Royal Dutch NY Registry Shares

Certificate Nos. (if available)

(Check box if Royal Dutch NY Registry Shares will be tendered by book-entry transfer)

☐     The Depository Trust Company Account Number at Book Entry Transfer Facility

Date:

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm that is a participant in a Medallion Program approved by the Securities Transfer Association, Inc., hereby guarantees to deliver to the U.S. exchange agent either the certificates representing the Royal Dutch NY Registry Shares tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Royal Dutch NY Registry Shares, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an agent’s message and any other required documents, within three New York Stock Exchange trading days after the date hereof.

      The eligible institution that completes this form must communicate the guarantee to the U.S. exchange agent and must deliver the Letter of Transmittal and certificates for Royal Dutch NY Registry Shares to the U.S. exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm

Address:

Zip Code

Telephone Number (          )

Authorized Signature

Please Type or Print Name

Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR ROYAL DUTCH NY REGISTRY SHARES WITH THIS NOTICE. CERTIFICATES FOR ROYAL DUTCH NY REGISTRY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.